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                                                                                                         `  Exhibit 99.04



                                                      Southern Company
                                                Analysis of Consolidated Earnings
                                                       (In Millions of Dollars)

                                             3 Months Ended September                     9 Months Ended September
                                        ---------------------------------------      -------------------------------------
                                        2003                2002        Change          2003          2002         Change
                                        ----                ----        ------          ----          ----         ------
Income Account-
Retail Revenue                         $2,757              $2,749      $  8           $ 6,907       $ 6,778       $  129
Wholesale Revenue                         395                 344        51             1,072           870          202
Other Electric Revenues                    89                  82         7               406           228          178
Non-regulated Operating Revenues           96                  73        23               364           216          148
                                       ------              ------      ----           -------       -------       ------
Total Revenues                          3,337               3,248        89             8,749         8,092          657
                                       ------              ------      ----           -------       -------       ------
Fuel and Purchased Power                1,094               1,029        65             2,809         2,481          328
Non-fuel O & M                            736                 737        (1)            2,269         2,180           89
Depreciation and Amortization             258                 265        (7)              761           765           (4)
Taxes Other Than Income Taxes             155                 147         8               447           425           22
                                       ------              ------      ----           -------       -------       ------
Total Operating Expenses                2,243               2,178        65             6,286         5,851          435
                                       ------              ------      ----           -------       -------       ------
Operating Income                        1,094               1,070        24             2,463         2,241          222
Other Income, net                         (25)                (29)        4                (9)          (40)          31
Interest Charges and Dividends            171                 174        (3)              519           512            7
Income Taxes                              279                 272         7               586           538           48
                                       ------                ----      ----          --------       -------       ------
NET INCOME AS REPORTED                 $  619              $  595      $ 24           $ 1,349       $ 1,151       $  198
                                       ======              ======      ====          ========       =======       ======
NET INCOME EXCLUDING DYNEGY            $  619              $  595      $ 24          $  1,266       $ 1,151       $  115
                                       ======              ======      ====          ========       =======       ======
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